Exhibit B

                                   BY-LAWS OF

                           FREMONT MUTUAL FUNDS, INC.

                       (as amended and restated June 2000)


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                                TABLE OF CONTENTS

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Article I. SHAREHOLDERS......................................................  1

   Section 1.01  Annual Meetings.............................................  1

   Section 1.02  Special Meetings............................................  1

   Section 1.03  Place of Meetings...........................................  1

   Section 1.04  Notice of Meetings..........................................  1

   Section 1.05  Quorum......................................................  2

   Section 1.06  Votes Required..............................................  2

   Section 1.07  Proxies.....................................................  3

   Section 1.08  List of Shareholders........................................  3

   Section 1.09  Voting......................................................  3

   Section 1.10  Action by Shareholders Other than at a Meeting..............  3

Article II. BOARD OF DIRECTORS................................................4

   Section 2.01  Powers......................................................  4

   Section 2.02  Number of Directors.........................................  4

   Section 2.03  Election of Directors.......................................  4

   Section 2.04  Regular Meetings............................................  4

   Section 2.05  Special Meetings............................................  4

   Section 2.06  Notice of Meetings..........................................  5

   Section 2.07  Quorum......................................................  5

   Section 2.08  Vacancies...................................................  5

   Section 2.09  Compensation and Expenses...................................  6

   Section 2.10  Action by Directors Other Than at a Meeting.................  6

   Section 2.11  Committees..................................................  6

   Section 2.12  Committee Procedure.........................................  6

   Section 2.13  Emergency...................................................  6

   Section 2.14  Holding of Meetings by Conference Telephone Call............  7

Article III. OFFICERS........................................................  7

   Section 3.01  Executive Officers..........................................  7

   Section 3.02  Chairman and Vice Chairman of the Board.....................  7

   Section 3.03  President...................................................  8

   Section 3.04  Vice Presidents.............................................  8

   Section 3.05  Secretary and Assistant Secretaries.........................  8

   Section 3.06  Treasurer and Assistant Treasurers..........................  8

   Section 3.07  Subordinate Officers........................................  9

   Section 3.08  Removal.....................................................  9

   Section 3.09  Compensation................................................  9

   Section 3.10  Annual Statement of Affairs.................................  9

Article IV. STOCK............................................................  9

   Section 4.01  Certificates................................................  9

   Section 4.02  Transfers................................................... 10

   Section 4.03  Stock Ledgers............................................... 10

   Section 4.04  Record Dates................................................ 10

   Section 4.05  Replacement Certificates.................................... 10

   Section 4.06  Certification of Beneficial Owners.......................... 11

Article V. GENERAL PROVISIONS................................................ 11

   Section 5.01  Dividends................................................... 11

   Section 5.02  Checks...................................................... 11

   Section 5.03  Fiscal Year................................................. 11

   Section 5.04  Custodian................................................... 11

   Section 5.05  Seal........................................................ 12

   Section 5.06  Representation of Shares.................................... 12

   Section 5.07  Bonds....................................................... 12

   Section 5.08  Action by Electronic Communication.......................... 12

Article VI. AMENDMENT OF BY-LAWS............................................. 13
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                                     BY-LAWS

                                       OF

                           FREMONT MUTUAL FUNDS, INC.

                                   ARTICLE I.

                                  SHAREHOLDERS

     SECTION 1.01. ANNUAL MEETINGS. The annual meeting of shareholders shall be held during the month of January, at such date and time as may be designated from time to time by the Board of Directors for the election of Directors and the transaction of any business within the powers of the Corporation, except that the Corporation shall not be required to hold an annual meeting in any year in which none of the following matters is required to be acted upon by shareholders under the Investment Company Act of 1940: election of Directors, approval of the investment advisory and service agreement, ratification of the selection of independent public accountants or approval of the distribution agreement. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice, except such business as is specifically required by statute or by the Articles of Incorporation to be stated in the notice. Failure to hold an annual meeting at the designated time shall not, however, invalidate the corporate existence or affect otherwise valid corporate acts.

     SECTION 1.02. SPECIAL MEETINGS. At any time in the interval between annual meetings, special meetings of the shareholders may be called by the Chairman of the Board or the President or by a majority of the Board by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting or by 10% of the shareholders by written consent.

     SECTION 1.03. PLACE OF MEETINGS. Meetings of the shareholders for the election of Directors shall be held at such place either within or without the State of Maryland or elsewhere in the United States as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within the State of Maryland or elsewhere in the United States, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 1.04. NOTICE OF MEETINGS. Not less than ten days nor more than ninety days before the date of every shareholders' meeting, the Secretary shall give to each shareholder entitled to vote at such meeting, written or electronically communicated notice stating the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose or purposes for which the meeting is called, either by mail

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or by presenting it to the shareholder personally or by leaving it at the shareholder's residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid. Notwithstanding the foregoing provision, a waiver of notice in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such persons. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the meeting.

     SECTION 1.05. QUORUM. At any meeting of shareholders the presence in person or by proxy of a majority of all the votes entitled to be cast at the meeting shall constitute a quorum; but this Section shall not affect any requirement under statute or under the Articles for the vote necessary for the adoption of any measure. In the absence of a quorum no business may be transacted; provided, however, that at any meeting of shareholders whether or not a quorum is present, the holders of a majority of the shares of capital stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement at the meeting except as otherwise required by the Articles and these By-Laws, until the holders of the requisite amount of shares of capital stock shall be present to constitute a quorum or to transact the business to be transacted, or for any other lawful purpose, provided that no such adjournment without notice shall continue for more than 120 days after the original record date. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of capital stock of the Corporation in excess of a majority thereof which may be required by the General Laws of the State of Maryland, the Investment Company Act of 1940, these By-laws, or the Articles of Incorporation, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present at the meeting, in person or by proxy, holders of the number of shares of capital stock of the Corporation required for action in respect of such other matter or matters.

     SECTION 1.06. VOTES REQUIRED. A majority of the votes cast at a meeting of shareholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting. Each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders and fractional shares shall be entitled to corresponding fractions of one vote on such matters, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

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     SECTION 1.07. PROXIES. A shareholder may note the shares owned of record by him either in person or by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. Every proxy shall be in writing, subscribed by the shareholder or the shareholder's duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged.

     SECTION 1.08. LIST OF SHAREHOLDERS. At each meeting of shareholders, a full, true and complete list in alphabetical order of all shareholders entitled to vote at such meeting, certifying the number and class or series of shares held by each, shall be made available by the Secretary.

     SECTION 1.09. VOTING. In all elections for Directors every shareholder shall have the right to vote, in person or by proxy, the shares owned of record by the shareholder for as many persons as there are Directors to be elected and for whose election the shareholder has a right to vote. At all meetings of shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by, the chairman of the meeting. If demanded by shareholders, present in person or by proxy, entitled to cast 10% in number of votes, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot. Upon like demand or order, the voting shall be conducted by two inspectors in which event the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot, and voting need not be conducted by inspectors. Inspectors may be elected by the shareholders at their annual meeting, to serve until the close of the next annual meeting and their election may be held at the same time as the election of Directors. In case of a failure to elect inspectors, or in case an inspector shall fail to attend, or refuse or be unable to serve, the shareholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors.

SECTION 1.10 . ACTION BY SHAREHOLDERS OTHER THAN AT A MEETING. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing or by electronic communication, setting forth such action, is signed (or effectively signed in the case of electronic communications) by all the shareholders entitled to notice of the meeting. Consenting shareholders shall be deemed to have waived any rights which they may have to dissent from such action. Such consent and waiver shall be filed with the records of the Corporation.

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                                  ARTICLE II.

                               BOARD OF DIRECTORS

     SECTION 2.01. POWERS. The Board may exercise all the powers of the Corporation, except such as are conferred upon or reserved to the shareholders by the Articles of Incorporation, these By-Laws, the Investment Company Act of 1940 or the Maryland General Corporation Law. The Board shall keep full and fair accounts of its transactions.

     SECTION 2.02. NUMBER OF DIRECTORS. The Corporation shall have at least six directors; provided that, if there is no stock outstanding, the number of Directors may be less than three but not less than one, and, if there is stock outstanding and so long as there are less than three stockholders, the number of Directors may be less than three but not less than the number of stockholders. The Corporation shall have the number of Directors provided in the Articles of Incorporation until changed as herein provided. A majority of the entire board of directors may alter the number of Directors set by the Articles of Incorporation to not exceeding fifteen nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any Director.

     SECTION 2.03. ELECTION OF DIRECTORS. Until the first annual meeting of shareholders and until successors or additional Directors are duly elected and qualify, the Board shall consist of the persons named as such in the Articles of Incorporation. When and as required at each annual meeting that may be held by the Corporation beginning with the first annual meeting, the shareholders shall elect Directors to hold office until the next annual meeting and until their successors are elected and quality. At any meeting of shareholders, duly called and at which a quorum is present, the shareholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any Director or Directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed Directors.

     SECTION 2.04. REGULAR MEETINGS. After each meeting of shareholders at which a Board of Directors shall have been elected, the Board so elected shall meet for the purpose of organization and the transaction of other business. No notice of such first meeting shall be necessary if held immediately after the adjournment, and at the site, of such meeting of shareholders. Other regular meetings of the Board shall be held without notice on such dates and at such places within or without the State of Maryland as may be designated from time to time by the Board.

     SECTION 2.05. SPECIAL MEETINGS. Special meetings of the Board may be called at any time by the Chairman of the Board, the President or the Secretary of the Corporation, or by a majority of the Board by vote at a meeting, or in writing with or without a meeting. Such special meetings shall be held at such place or places within or without the State of Maryland as may be designated from time to time by the Board. In the absence of such designation such meetings shall be held at such places as may be designated in the calls.

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     SECTION 2.06. NOTICE OF MEETINGS. Except as provided in Section 2.04, notice of the place, day and hour of all meetings shall be given to each Director two days (or more) before the meeting, by delivering the same personally, or be sending the same by telegraph or electronic communication, or by leaving the same at the Director's residence or usual place of business, or, in the alternative, by mailing such notice three days (or more) before the meeting, postage prepaid, and addressed to the Director at the Director's last known business or residence post office address, according to the records of the Corporation. Unless required by these By-Laws or by resolution of the Board, no notice of any meeting of the Board need state the business to be transacted thereat. No notice of any meeting of the board need be given to any Director who attends, or to any Director who in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meting other than by announcement at the adjourned meeting.

     SECTION 2.07. QUORUM. At all meetings of the Board, a majority of the entire Board (but in no event fewer than two Directors) shall constitute a quorum for the transaction of business. Except in cases in which it is by statute, by the Articles of Incorporation or by these By-Laws otherwise provided, the act of a majority of such quorum at a duly constituted meeting shall be sufficient to elect and pass any measure. In the absence of a quorum, the Directors present by majority vote and without notice other than by announcement at the meeting may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

     SECTION 2.08. VACANCIES. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of Directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors. If at any time after the first annual meeting of shareholders of the Corporation a majority of the Directors in office shall consist of Directors elected by the Board of Directors, a meeting of the shareholders shall be called forthwith for the purpose of electing the entire Board of Directors, and the terms of office of the Directors then in office shall terminate upon the election and qualification of such Board of Directors. A Director elected by the Board of Directors or the shareholders to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualifies.

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     SECTION 2.09. COMPENSATION AND EXPENSES. Directors may, pursuant to resolution of the Board, be paid fees for their services, which fees may consist of an annual fee or retainer and/or a fixed fee for attendance at meetings. In addition, Directors may in the same manner be reimbursed for expenses incurred in connection with their attendance at meetings or otherwise in performing their duties as Directors. Members of committees may be allowed like compensation and reimbursement. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 2.10. ACTION BY DIRECTORS OTHER THAN AT A MEETING. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee (electronic signatures are permissible), as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

     SECTION 2.11. COMMITTEES. The Board of Directors may appoint from among its members an Executive Committee, Audit Committee or other committees composed of two or more directors and delegate to these committees any of the powers of the Board of Directors to the extent permitted by the General Laws of the State of Maryland. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

     SECTION 2.12. COMMITTEE PROCEDURE. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.14.

     SECTION 2.13. EMERGENCY. In the event of a state of disaster of sufficient severity to prevent the conduct and management of these affairs and business of the Corporation by its directors and officers as contemplated by the Articles of Incorporation and these By-Laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the

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affairs of the Corporation in accordance with the foregoing provisions of this
Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of the By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by an interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of the By-Laws.

     SECTION 2.14. HOLDING OF MEETINGS BY CONFERENCE TELEPHONE CALL. At any regular or special meeting of the Board or any committee thereof, members thereof may participate in such meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                  ARTICLE III.

                                    OFFICERS

     SECTION 3.01. EXECUTIVE OFFICERS. The Board of Directors may choose a Chairman of the Board and a Vice Chairman of the Board from among the Directors, and shall choose a President, a Secretary and a Treasurer who need not be Directors. The Board of Directors shall designate as principal executive officer of the Corporation either the Chairman of the Board, or the Vice Chairman of the Board. The Board of Directors may choose an Executive Vice President, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, none of whom need be a Director. Any two or more of the above-mentioned offices, except those of President and a Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law, by the Articles of Incorporation, by these By-Laws or by resolution of the Board of Directors to be executed by any two or more officers. Each such officer shall hold office until his successor shall have resigned or shall have been removed. Any vacancy in any of the above offices may be filled for the unexpired portion of the term of the Board of Directors at any regular or special meeting.

     SECTION 3.02. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the shareholders at which he is present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors. The Vice Chairman of the Board, if one be elected, shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Directors, and he shall perform such other duties as may from time to time be assigned to him by the Board of Directors or as may be required by law.

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     SECTION 3.03. PRESIDENT. In the absence of the Chairman or Vice Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Board at which the President is present; and in general, shall perform all duties incident to the office of a president of a Maryland Corporation, and such other duties, as from time to time, may be assigned to him by the Board.

     SECTION 3.04. VICE PRESIDENTS. The Vice President or Vice Presidents, including any Executive or Senior Vice President(s), at the request of the President or in the President's absence or during the President's inability or refusal to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board, the President may make such determination. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned by the Board, the Chairman of the Board, or the President.

     SECTION 3.05. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall keep the minutes of the meetings of the shareholders, of the Board and of any committees, in books provided for the purpose; shall see that all notices are fully given in accordance with the provisions of these By-Laws or as required by law; be custodian of the records of the Corporation; see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; and in general perform all duties incident to the office of a secretary of a Maryland Corporation, and such other duties as, from time to time may be assigned to him by the Board, the Chairman of the Board, or the President.

     The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, the President or the Chairman of the Board, shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the power of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     SECTION 3.06. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board in accordance with Section 5.04 of these By-Laws; render to the President, the Chairman of the Board and to the Board, whenever requested, an

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account of the financial condition of the Corporation; and in general, perform all the duties incident to the office of a treasurer of a corporation, such other duties as may be assigned to him by the Board, the President or the Chairman of the Board.

     The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, the President or the Chairman of the Board shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform other duties and have such other powers as the Board may from time to time prescribe.

     SECTION 3.07. SUBORDINATE OFFICERS. The Board may from time to time appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period and perform such duties as the Board, the President or the Chairman of the Board may prescribe. The Board may, from time to time, authorize any committee or officer to appoint and remove subordinate officers and prescribe the duties thereof.

     SECTION 3.08. REMOVAL. Any officer or agent of the Corporation may be removed by the Board whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     SECTION 3.09. COMPENSATION. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.

     SECTION 3.10. ANNUAL STATEMENT OF AFFAIRS. The President shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of the operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of stockholders, if any, within twenty days after the meeting (or, in the absence of an annual meeting within twenty days after the end of the second month following the close of the fiscal year), placed on file at the Corporation's principal office.

                                   ARTICLE IV.

                                      STOCK

     SECTION 4.01. CERTIFICATES. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of stock owned by him in the Corporation. Such certificate shall be signed by the President, the Chairman of the Board or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. No certificates shall be issued for

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fractional shares. Such certificates shall be in such form, not inconsistent with law or with the Articles of Incorporation, as shall be approved by the Board. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless by issued and delivered by the Corporation as if the officer had not ceased to be such officer as of the date of its issue. Certificates need not be issued except to shareholders who request such issuance in writing. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

     SECTION 4.02. TRANSFERS. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar, if any, may be combined.

     SECTION 4.03. STOCK LEDGERS. A stock ledger, containing the names and addresses of the shareholders of the Corporation and the number of shares of each class or series held by them, respectively, shall be kept by the Transfer Agent of the Corporation. The stock ledger may be in written from or in any other form which can be converted within a reasonable time into written form for visual inspection.

     SECTION 4.04. RECORD DATES. The Board is hereby empowered to fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend, capital gains distribution or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date in any case shall be not more than ninety (90) days, and in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action, requiring such determining of shareholders, is to be taken; the transfer books may not be closed for a period longer than twenty (20) days.

     SECTION 4.05. REPLACEMENT CERTIFICATES. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon such conditions as the Board shall determine. When authorizing such issue of a new certificate or certificates, the Board of Directors may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

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     SECTION 4.06. CERTIFICATION OF BENEFICIAL OWNERS. The Board of Directors
may adopt by resolution a procedure by which a shareholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or a closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the shareholder who makes the certification.

                                   ARTICLE V.

                               GENERAL PROVISIONS

     SECTION 5.01. DIVIDENDS. Dividends or distribution upon the capital stock of the Corporation, subject to provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends or distributions may be paid only in cash or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

     Before payment of any dividend or distribution there may be set aside out of any funds of the Corporation available for dividends or distributions such or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or distributions or for maintaining any property of the Corporation, or for such other purpose as the Directors shall think conductive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 5.02. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

     SECTION 5.03. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     SECTION 5.04. CUSTODIAN. All securities and cash of the Corporation shall be placed in the custody of a bank or trust Company ("Custodian") having (according to its last published report) not less than $2,000,000 aggregate capital, surplus and undivided profits, provided such a Custodian can be found ready and willing to act (or maintained in such other manner as is consistent with Section 17(f) of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder). The Corporation shall enter into a written contract with the Custodian regarding the powers, duties and compensation of the Custodian with respect to the cash and securities of the Corporation held by the Board of Directors of the Corporation. The Corporation shall upon the

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resignation or inability to serve of the Custodian use its best efforts to obtain a successor custodian; require that the cash and securities owned by the Corporation be delivered directly to the successor custodian; and in the event that no successor custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by the Corporation to other than a successor custodian, the question whether or not the Corporation shall be liquidated or shall function without a custodian.

     SECTION 5.05. SEAL. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the custody of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirements of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

     SECTION 5.06. REPRESENTATION OF SHARES. Any officer of the Corporation is authorized to vote, represent and exercise for the Corporation any and all rights incident to any shares of any corporation or other business enterprise owned by the Corporation.

     SECTION 5.07. BONDS. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors. The Board of Directors shall, in any event, require the Corporation to provide and maintain a bond issued by a reputable fidelity insurance company, against larceny and embezzlement, covering each officer and employee of the Corporation who may singly, or jointly with others, have access to securities or funds of the Corporation, either directly or through authority to draw upon such funds, or to direct generally the disposition of such securities, such bond or bonds to be in such reasonable amount as a majority of the Board of Directors who are not such officers or employees of the Corporation shall determine with due consideration to the value of the aggregate assets of the Corporation to which any such officer or employee may have access, or in any amount or upon such terms as the Securities and Exchange Commission may prescribe by order, rule or regulations.

     SECTION 5.08. ACTION BY ELECTRONIC COMMUNICATION. Any action, vote, consent or notice which is permitted or required to be given in writing may be given by means of electronic communication, and such electronic communication shall be deemed a "writing" and presumptively valid if reasonable measures are employed to ascertain receipt and validity.

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                                  ARTICLE VI.

                              AMENDMENT OF BY-LAWS

     These By-Laws of the Corporation may be altered, amended, added to or repealed by majority vote of the shareholders or by majority vote of the entire Board.

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